Exhibit 99.1

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheet as of October 31, 2024, and January 31, 2024

Statements of Operations for the three-month period and nine-month period to October 31, 2024, and October 31, 2023

Notes to the Financial Statements

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Balance Sheet

	October 31, 2024	January 31, 2024
ASSETS

Current Assets
Cash and cash equivalents	$633,567	$499,678
Accounts Receivable	9,818,181	1,681,091
Other Receivables	2,694,992	-
Other assets	3,062,595	4,210,385
Total Current Assets	16,209,335	6,391,154

Non-Current Assets
Intangible Assets	11,998,096	14,230,789
Total Assets	$28,207,431	$20,621,943

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	338,147	16,025
Income tax payables	1,447,545	249,090
Total Current Liabilities	1,785,692	265,115

Stockholders’ Equity
Common stock	1,282	1,282
Additional paid in capital	19,095,000	19,095,000
Accumulated Reserve	7,325,457	1,260,546
Total Members Equity	26,421,739	20,356,828
Total Liabilities and Stockholders’ Equity	$28,207,431	$20,621,943

The accompanying notes are an integral part of these financial statements.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Statements of Operations

	For the three-month period ended October 31,		For the nine-month period ended October 31,
	2024	2023	2024	2023
Revenue	$3,272,727	$480,770	$9,818,181	$1,442,309
Cost of revenue	744,231	144,231	2,232,693	432,693
Gross profit	2,528,496	336,539	7,585,488	1,009,616

Operating expenses:
General and Administrative	249,482	2,091	322,122	8,351
Total operating expenses	249,482	2,091	322,122	8,351

Profit from Operations	2,279,014	334,448	7,263,366	1,001,265

Other Income / (Expense):
Total Other Income / (Expense)	-	-		-

Provisions for income taxes	376,037	55,183	1,198,455	165,207

Net income	$1,902,977	$279,265	$6,064,911	$836,057

The accompanying notes are an integral part of these financial statements.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED.

Notes to the Financial Statements

October 31, 2024

NOTE 1. DESCRIPTION OF BUSINESS

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED. (the “Company”) was registered in Hong Kong on November 11, 2021.

The business purpose of the Company is to provide technology services.

The Company’s registered office is located at Rm 4, 16/F, Ho King Comm Ctr, 2-16 Fayuen St, Mongkok, Kowloon, Hong Kong.

The Company’s founder and director is Hongyu Zhou.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three months or less at the time of purchase.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write-off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Income taxes

No recognition of federal or state income taxes for the Company has been provided for the nine months ended October 31, 2024 and 2023.

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenue in an amount that reflects the consideration it expects to receive in exchange for these products and services. Accounts receivables are recorded when the right to consideration becomes unconditional. The Company’s terms and conditions vary by customers and typically provide net 30- to 90-day terms.

S/N	Type of services	Nature and timing of satisfaction of performance obligations and significant payment terms	Revenue Recognition
1	Royalty Income	The company receives royalty income from customers for the use of the company’s technology rights by the customers. Royalty income is recognized over time when the company’s technology rights are used by the customers in accordance with the terms and conditions of the royalty agreement.	Revenue is recognized by the company not only upon delivery when an invoice has been signed and confirmed by the customer, but also at the end of each month over the 12-month period after service has been delivered to the customers.

Cost of Revenue

The cost of revenue consists primarily of amortization charge of intangible assets – technology rights, which are directly attributable to the revenues.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, and prepaid expenses, short-term borrowings, accounts payable, amounts due to related parties, and other payables and other current liabilities, approximate the fair value of the respective assets and liabilities as of October 31, 2024 based upon the short-term nature of the assets and liabilities.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 4. OTHER ASSETS

This represents a quoted investment with Brightstar Technology Group Co., Ltd. as of October 31, 2024.

NOTE 5. Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in an additional paid-in capital is the fair value at the date of acquisition. Intangible assets with finite lives are subsequently amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Technology rights are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on a straight-line basis over their estimated useful lives of five years.

Acquisition of Intangible Asset – Technology Right
Date	Note	Amount
01/02/2022	Hey Yuan Universe Scene Marriage and Love social platform	384,515
01/02/2023	Flash Enough Oversee Shopping	1,200,000
01/02/2023	Xinjudi Creative Base System	1,300,000
31/01/2024	Safe Transaction method of payment with QR code	1,500,000
31/01/2024	Multifunctional network information security server	1,500,000
31/01/2024	Internet of things trade follow up method	1,500,000
31/01/2024	Retail information management control	1,500,000
31/01/2024	Live scene video automatic production system	1,500,000
31/01/2024	Video Chat method and other storage media	1,500,000
31/01/2024	Speech recognition and other methods	1,500,000
31/01/2024	Data processing method and other storage media	1,500,000
TOTAL		14,884,615

Amortization of Intangible Asset – Technology Right
Date	Note	Amount

31/01/2024	Cost	14,884,615
31/01/2024	Accumulated Amortization	(653,826)

Net value of Intangible Asset - Technology Right as of January 31 2024		14,230,789

Amortization of Intangible Asset – Technology Right
Date	Note	Amount

31/10/2024	Cost	14,884,615
31/10/2024	Accumulated Amortization	(2,886,519)

Net value of Intangible Asset - Technology Right as of October 31 2024		11,998,096

NOTE 6. REVENUES

Location	Amount

Southeast Asia	4,090,908
United States of America	3,272,727
United Kingdom	2,454,546

9,818,181

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31 2024, and to the date these financial statements were issued, and has determined that it does not have any subsequent event to disclose in these financial statements.